Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159966, 333-195246, 333-201520, 333-209652, and 333-209751) and Form S-8 (No. 333-169030, 333-176364, 333-195019, 333-209727, and 333-218744) of Hecla Mining Company of our report dated March 14, 2018, relating to the consolidated financial statements of Klondex Mines Ltd., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Vancouver, British Columbia

Canada

July 20, 2018